Exhibit 99.2

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of July 18, 2025	F-2

Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

ORIGIN INVESTMENT CORP I

UNAUDITED PRO FORMA BALANCE SHEET

JULY 18, 2025

	July 3, 2025	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$1,700,000	38,196		$1,738,196
		38,234	(f)
		(38)	(g)
Due from affiliates	493,600	(493,600)	(f)	-
Prepaid expenses	163,989	-		163,989
Total Current Assets	2,357,589	(455,404)		1,902,185
Cash held in Trust Account	60,600,000	9,090,000		69,690,000
		8,910,000	(a)
		180,000	(b)
Total Assets	$62,957,589	$8,634,596		$71,592,185

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accrued offering cost	$118,176	(1,323)	(e)	116,853
Accrued expenses	191,906	(37,680)	(e)	154,226
Loan from Sponsor	416,363	416,363	(e)	-
		39,003	(e)
		(455,366)	(f)
Over-allotment option liability	171,818	(171,818)	(c)	-
Total Liabilities	893,263	(627,184)		271,079
Commitments and Contingencies (Note 6)
Ordinary shares subject to possible redemption, 6,900,000 shares at redemption value of $10.10 per share	60,600,000	9,090,000		69,690,000
		9,000,000	(a)
		90,000	(b)
Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,110,000 shares issued and outstanding	211	2	(b)(d)	213
Additional paid-in capital	1,599,390	171,816		1,771,206
		(90,000)	(a)
		90,000	(b)
		171,818	(c)
		(2)	(d)
Accumulated deficit	(140,275)	(38)		(140,313)
Total Shareholders’ Equity	1,459,326	171,780		1,631,106
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity	$62,957,589	$8,634,596		$71,592,185

The accompany notes are an integral part of the unaudited pro forma financial statement.

F-2

ORIGIN INVESTMENT CORP I

NOTES TO UNAUDITED PRO FROMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Origin Investment Corp I (the “Company”) as of July 3, 2025, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on July 18, 2025 as described below.

On July 3, 2025, the Company consummated the Initial Public Offering of 6,000,000 units (the “Public Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of 60,000,000. Each Unit consists of one ordinary share and one-half of one redeemable warrant.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 355,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, in a private placement to the Company’s sponsor, Origin Equity LLC (the “Sponsor”), generating gross proceeds of $3,550,000. Each private unit will be identical to the public units sold in this offering, except as described in this prospectus.

The Company granted the underwriters a 45-day option to purchase up to an additional 900,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On July 16, 2025, the underwriters notified the Company of their exercise of the over-allotment option in full to purchase 900,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on July 18, 2025, generating total gross proceeds of $9,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 18,000 Private Placement Units to the Sponsor, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $180,000.

A total of $69,690,000 ($10.10 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements on July 3, 2025 and July 18, 2025, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash held in Trust Account	$8,910,000
	Additional paid-in capital	$90,000
	Ordinary share subject to possible redemption		$9,000,000
	To record the sale of 900,000 Option Units at $10.00 per Unit and underwriting commission (1% of sale of Option Units proceeds
(b)	Cash held in Trust Account	$180,000
	Ordinary shares		$2
	Additional paid-in capital		$89,998
	Ordinary share subject to possible redemption		$90,000
	To record the sale of 18,000 Private Placement Units at $10.00 per Unit
(c)	Over-allotment liability	$171,818
	Additional paid-in capital		$171,818
	To reverse over-allotment option liability

(d)	Additional paid-in capital	0.45
	Ordinary shares		0.45
	To record the representative units issued on overallotment

(e)	Accrued offering cost	$1,323
	Accrued expenses	$37,680
	Loan from Sponsor		$39,003
	To record payment of accrued offering cost and accrued expense by the Sponsor
(f)	Cash	$38,234
	Due from affiliate		$493,600
	Loan from Sponsor	$455,366
	To record cash paid by Sponsor and settlement on Loan from Sponsor and Due to affiliates
(g)	General expenses	$38
	Cash		$38
	To record General expenses paid

F-3